CONSULTING AGREEMENT

         THIS AGREEMENT is made and entered into as of this 2nd day of March, 1999, by and between CANADIAN IMPERIAL BANK OF COMMERCE, a Charter bank under the laws of Canada ("CIBC") and FINANCIAL SUPERMARKETS, INC., a Georgia corporation ("FSI").

         WHEREAS, CIBC has decided to establish retail banking services delivery centers in supermarkets and other locations ("Banking Centers") in the United States (the "Geographic Area");

         WHEREAS, CIBC wishes to engage FSI as its exclusive consultant with respect to the establishment, design, construction, operation and marketing of Banking Centers (the "Program") in the Geographic Area;

         WHEREAS, CIBC is in the process of chartering a bank to provide banking services in respect of the Program initially in the State of Florida (the "Bank"); and

         WHEREAS, FSI is willing upon the terms and conditions hereinafter set forth to enter into a consulting relationship with CIBC.

         NOW, THEREFORE, in consideration of the premises set forth below, and other good and valuable consideration, including ten dollars (U.S. $10.00) in hand paid by CIBC to FSI, the receipt and sufficiency of all such consideration being hereby acknowledged, FSI and CIBC agree as follows:

         (1) CIBC hereby retains FSI to be its exclusive provider of consulting services to CIBC's officers and employees, subsidiaries and affiliates (including but not limited to the Bank) with respect to the establishment of the Program by the Bank in any location in the Geographic Area and any other affiliate or successor of CIBC which establishes Banking Centers in retail or supermarket locations in the Geographic Area (the Bank and such other banks being hereinafter referred to as "Program Banks") and FSI agrees to render such services. In addition, CIBC grants FSI a first right of refusal to provide consulting services with respect to the Program in all areas outside the Geographic Area and Canada for the term of this Agreement. FSI acknowledges that the terms of this Agreement do not apply to CIBC's Financial Services Agreement made as of November 1, 1997 with Loblaws Companies Limited in respect of the Presidents Choice Financial Services offer.

         (2) The general scope of FSI's duties hereunder (the "Services") shall be to advise and consult with the officers and employees of CIBC and the Bank in connection with establishing relationships with retail partners and, the establishment, operation and marketing of the Banking Centers. CIBC agrees to provide FSI at CIBC's cost such marketing materials regarding CIBC and its banking services as FSI may reasonably request. FSI will also provide consulting services with respect to bank regulatory issues if requested to do so by CIBC or the Bank at no extra cost to CIBC or the Bank.

         (3) During the term of this Agreement FSI shall perform the consulting services described herein and all reasonable tasks incidental thereto as the officers and employees of CIBC or the Bank may from time to time reasonably request including without limitation the preparation of a marketing and training program for the Banking Centers. In performing any of its duties hereunder, including without limitation its provision of a marketing and training program for the Banking Centers, FSI shall not be liable to CIBC or to any other party for any damages, loss or expenses, except for damages, losses or expenses caused by the willful default or negligence of FSI. Nothing in this Agreement shall be deemed to create any agency, joint venture or employment relationship between FSI and CIBC, and it is expressly understood and agreed that FSI is and will remain an independent contractor for the purpose of providing consulting services and advice to CIBC as herein provided.

         (4) It is contemplated that FSI may also consult with and render advice to supermarkets and other retail locations ("Retail Owners") in connection with the establishment, operation and marketing of retail banking and other depository facilities in retail locations where the Banking Centers will be located, and that FSI will receive compensation from Retail Owners for such services. CIBC hereby consents to FSI's provision of such advisory and consulting services to and its receipt of compensation therefor from Retail Owners. It is also contemplated that FSI may consult with and render advice to other depository institutions in the Geographic Area which have facilities located within retail locations, and that FSI will receive compensation from such other depository institutions for such services. CIBC also hereby consents to FSI's provision of such advisory and consulting services to such other depository institutions and its receipt of compensation therefor from such other institutions. Notwithstanding the foregoing except as set forth below, FSI shall not offer to consult with or render advice to any Canadian, or Canadian owned financial depository institution (a "CDI"). If any CDI requests that FSI consult with or offer advice to it with respect to the establishment and marketing of banking services in conjunction with a retail establishment in the Geographic Area (the "Opportunity"), FSI will first offer such Opportunity to CIBC or the Bank in writing. If, within 30 days of receipt of such written offer, CIBC or the Bank (i) advises FSI it does not wish to pursue such Opportunity, (ii) does not respond to the written offer in writing to FSI or (iii) does not enter into a binding agreement with respect to such Opportunity within sixty days, FSI may enter into a consulting relationship with such CDI.

         (5) FSI will also act as CIBC's exclusive agent and consultant for the design, construction and project management and for the procurement of all of the personal property required by the Program Banks to establish and operate the Banking Centers, and CIBC hereby acknowledges and agrees that the consideration paid by CIBC to FSI for its services in the procurement of any such items shall be in addition to and separate from FSI's compensation under this Agreement for the on going consulting and advisory services rendered by it to CIBC.

         (6) In compensation for the consulting services rendered hereunder, CIBC shall pay FSI a monthly retainer for the term of this Agreement (the "Monthly Retainer") of U.S. ______ beginning upon execution of this Agreement for the first retail partner (which includes Winn-Dixie Stores, Inc.) which amount shall increase by U.S. _________ for each additional retail partner, plus out-of-pocket, travel and other expenses incurred by FSI provided that no reimbursement for out-of-pocket expenses shall be payable with respect to banking centers located in Retail Owners with whom FSI has an exclusive relationship. In addition, CIBC will pay FSI a monthly fee of U.S. ______ times the number of Banking Centers opened by CIBC during the term of this Agreement (the "Monthly Per Location Fee"). The Monthly Per Location Fee shall commence with respect to each Banking Center on the date the Banking Center opens for business and shall continue to be due on the first day of each succeeding month for so long as the lease agreements or other compensation arrangements for those Banking Centers remain in effect. CIBC will also pay FSI upon the opening of a Banking Center with respect to Banking Centers opened in each Retail Owner's retail location (the "Initial Per Location Fee") (which amounts will be calculated separately for each Retail Owner) U.S. ______ per Banking Center for Banking Centers _______, U.S. ________ per Banking Center for Banking Centers _______, and U.S. _______ per Banking Center for each Banking Center opened after the _______ Banking Center. As compensation for the procurement of the personal property and the design, construction and project management required for the establishment of each Banking Center referenced in paragraph 5, CIBC or the Bank shall pay FSI _________________ as described in Exhibit A plus _______ per Banking Center (which includes project management and the marketing and training described in Exhibit B). FSI agrees that it shall not charge CIBC or the Bank more than its own costs incurred in procuring such services plus the amounts set out in Schedule "A" and that CIBC or the Bank may, upon reasonable notice, review invoices from FSI's suppliers to verify such amounts. If FSI and CIBC mutually agree that CIBC may provide any of the services listed in items 1 through 10 on Exhibit A, then CIBC will pay FSI the amount of the
________________________________   ____________FSI  would  have  earned  had  it
supplied such services at CIBC's cost. CIBC agrees to provide FSI copies of invoices for such services for FSI's review. In addition, Program Banks will pay FSI within 45 days of the end of each calendar quarter an amount equal to _______ times the _________________________ in the Geographic Area during the preceding quarter for the term of this Agreement based on
___________________________________________________       ______________________
calculated based upon information contained in or used to prepare the Consolidated Reports of Condition and Income (the "Call Report") filed by such entities with bank regulatory authorities. If Program Banks offer proprietary cash and cash equivalent products (such as money market mutual funds) which are not reflected in the Call Report, then the parties agree in good faith to negotiate compensation to FSI with respect to such products.

         (7) Unless earlier terminated as provided herein, this Agreement shall continue as long as the Program Banks have Banking Centers in retail locations in the Geographic Area. This Agreement may be terminated upon written notice (a) by a party if the other party shall become insolvent, or generally unable to pay its debts as they become due, or shall become the subject of a bankruptcy, conservatorship, receivership or similar proceeding, or shall make a general assignment for the benefit of creditors, (b) by either party if such party is prevented by bank regulatory authorities from engaging in the activities contemplated by this Agreement, or (c) by either party if CIBC does not receive approval of its board of directors to commence the Program in the Geographic Area (once such CIBC board approval is received this provision (c) shall be of no further force and effect); provided, however, that the termination or expiration of this Agreement shall not terminate the obligation of CIBC to pay the Monthly Per Location Fees referenced in Paragraph 6 for so long as the lease agreements or other compensation arrangements for those Banking Centers with the Retail Owner remain in effect.

         (8) This Agreement and the rights and responsibilities of the parties hereunder, including without limitation CIBC's rights under Section 1 hereof, may not be assigned or delegated by either party without the express written consent of the other. Notwithstanding the foregoing, this Agreement will inure to the benefit of and be binding upon the successors by merger or amalgamation of any party to this Agreement.

         (9) All fees due to FSI hereunder will be adjusted annually after the tenth anniversary of this Agreement by multiplying such fee by the increase (expressed as a percentage), if any, in the most recently published CPI value as of August 1st of such year, from the CPI value published for August 1 of the prior year. As used herein, "CPI" shall mean the Consumer Price Index for all Consumers, U.S., City Average (1982-84 = 100) All Items Index, published by the Bureau of Labor Statistics, United States Department of Labor. If the CPI shall cease to be compiled and published at any time during the term of this Agreement, but a comparable successor index is compiled and published by the Bureau of Labor Statistics, United States Department of Labor, the adjustments to annual fees provided for herein shall be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the CPI. If, at any time during the term of this Agreement, neither the CPI nor a comparable successor index is compiled and published by the Bureau of Labor Statistics, the index for "all items" compiled and published by any other branch or department of the federal government shall be used as a basis for calculation of the adjustments to the fees provided for above, and if no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living increases as compiled by any institution or organization or individual generally recognized as an authority by financial and insurance institutions shall be used.

         (10) Each party agrees to indemnify and hold harmless each of the other and their respective agents, employees and affiliates against any expense, loss, liability or damage, whether legal or otherwise, that results from the negligence, bad faith or wilful misconduct of such other party, or the breach by such other party of any provision of this Agreement. In this Agreement, the term "liability" shall include any losses, claims, damages, expenses (including, without limitation, reasonable costs and expenses in defending against any losses, claims or investigations of any nature whatsoever) or other liabilities arising for any reasons under this Agreement. This paragraph shall survive termination of this Agreement.

         (11) The parties agree that they will not, except with the prior written approval of the other party, disclose Confidential Information to any person or firm other than the other party, or use Confidential Information for financial gain during the term of this Agreement and within 3 years of the expiration or termination of this Agreement for whatever cause, except that these restrictions shall not apply to information that shall (a) become generally known through no fault of either party, (b) information that is disclosed to either party by a third party that has legitimate and unrestricted possession thereof and the unrestricted right to make such disclosure, (c) information that either party can demonstrate was within its legitimate and unrestricted possession prior to the time of this Agreement, or (d) other information not rising to the level of a trade secret after 2 years from expiration or termination of this Agreement. "Confidential Information" means all business records, trade secrets, know-how concerning marketing, customer lists or compilations, financial information, personnel data, information contained in any documents prepared by or for either party and their respective employees at either party's expense or on either party's time or otherwise in furtherance of either party's business, and made available only to either party and such of its authorized agents as may be necessary to further either party's business, and other confidential information used and/or obtained by either party hereunder, are and shall remain the confidential and exclusive property of such party. The parties further agree to return to the other party all of the above business records and any and all copies of the same in its control upon termination or expiration of this Agreement.

         (12) Each provision contained in this Agreement shall be independent and severable from all other provisions contained herein and the validity of any such provisions shall in no way affect the enforceability of the other provisions of this Agreement. All provisions of this Agreement related to ongoing payment obligations and confidentiality shall survive termination of this Agreement.

         (13) The parties hereto agree that this Agreement sets forth all promises, agreements and matters between them with respect to the matters contained herein.

         (14) This Agreement shall be governed and enforced in accordance with the laws of the State of New York.

         (15) All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 15 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving the same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

                  (a)   To CIBC:          Canadian Imperial Bank of Commerce
                                          20 Dundas Street West, 6th Floor
                                          Toronto, ON  M5G2C2
                                          Attention:  Mr. David Cyr, Senior Vice
                                            President, Electronic Banking
                                            Personal & Commercial Bank
                                          Facsimile:  (416) 861-3971

                        With copies to:   Canadian Imperial Bank of Commerce
                                          20 Dundas Street West, 6th Floor
                                          Toronto, ON  M5G2C2
                                          Attention:  Nora Brooks

                  (b)   To FSI:           Financial Supermarkets, Inc.
                                          400 N. Main Street
                                          P.O. Box 1900
                                          Cornelia, GA  30531
                                          Attention: J. Alton Wingate, President
                                            and Chief Executive Officer
                                          Facsimile:  (706) 776-7269

                        With copies to:   Kilpatrick Stockton LLP
                                          Suite 2800
                                          1100 Peachtree Street
                                          Atlanta, Georgia  303039-4530
                                          Attention:  F. Sheffield Hale
                                          Facsimile:  (404) 815-6555

         (16) This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (17) (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement shall be solely and finally settled by arbitration, which shall be conducted in Atlanta, Georgia, or at such other location as the parties may agree in writing. The arbitrator shall conduct the proceedings in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration proceeding shall be initiated in accordance with the Rules. The parties hereby renounce all recourse to litigation and agree that any arbitration award shall be final and subject to no judicial review. The arbitration shall be conducted before one arbitrator, chosen in accordance with the Rules. The arbitrator shall decide the issues submitted in accordance with
(i) the language and commercial purposes of this Agreement; and (ii) what is just and equitable under the circumstances, provided that all substantive questions of law (excluding principles of conflicts of laws) shall be determined under the laws of the State of New York.

                  (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control determined by the arbitrator to be relevant to the dispute (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules, or by the arbitrator, for submission of evidence or briefs.

                  (c) Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties. Each party shall be solely responsible for its own attorney's fees incurred in connection with the arbitration.

                  (d) This section shall survive completion or termination of this Agreement, and shall be specifically enforceable in any court of competent jurisdiction. In no event shall a demand for arbitration be made after the date when any applicable statute of limitations, or period for claims under the Agreement, would bar institution of a legal or equitable proceeding based on such dispute or subject matter in question.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute this Agreement and affix their respective seals hereto, all as of the date first set forth above.

                                                 CANADIAN IMPERIAL BANK
                                                 OF COMMERCE

                                                 BY: /s/ David Cyr
                                                     --------------------------

                                                 TITLE: Senior Vice President
                                                        ---------------------

                                                 BY: /s/ Brian Cassidy
                                                    ----------------------------

                                                 TITLE: Executive Vice President
                                                        ------------------------

(CORPORATE SEAL)                                 FINANCIAL SUPERMARKETS, INC.

ATTEST: Annette R. Fricks                        BY: /s/ J. Alton Wingate
        -----------------                            ---------------------------

TITLE: Corporate Secretary                       Title: President and CEO
       -------------------------                        ------------------------

                                    EXHIBIT A
                                COSTS OF SERVICES


1.       Site preparation (ceiling, floor, windows) as necessary

2. Design concept of bank model to meet CIBC, the Banks, and Winn-Dixie's approval

3.       Preparation of construction design documents

4.       Construction and installation of bank unit

5.       HVAC and sprinkler relocation and lighting installation

6. Permitting costs (including impact fees) and coordination of permitting process

7.       Interior and exterior signage and graphics (as specified)

8.       Furniture

9. Equipment (Includes ATM(s), PC's, PIN selector, safe(s), under counter, security and alarm equipment)

10.      Any  other  direct  cost  incurred  by  FSI  in  connection   with  the
         establishment of the Banking Center

11.      Administrative overhead of _______ will be added to above total

12.      Profit margin of _______ to be applied to the sum of 1 through 11

13.      CIBC will be responsible for payment of applicable sales tax

The Banking Centers will be installed pursuant to a Master Purchase Agreement which will provide for payment of the amounts set out in paragraph 6 as follows:
(1) _______ for marketing, training and project management and _______ for deposits required for items 1 through 10 payable upon execution of a purchase order for the Banking Center; (2) the Initial Per Location Fee upon opening of the Banking Center; and (3) the remaining amount due with respect to the Banking Center upon delivery by FSI of invoices detailing the final cost of the Banking Center (including FSI's administrative and profit percentages).

                                    EXHIBIT B
                    MARKETING AND TRAINING SERVICES FOR CIBC


         FSI will conduct a comprehensive training package to assist CIBC in establishing and running a successful banking center program. The package will include an Executive Planning Session with supervisors of the program. This session will primarily address issues in human resources, sales training, and marketing strategies. The Executive Planning Session will be conducted with CIBC management in either Canada or Florida.

         FSI will also conduct Sales Training Sessions for the staff hired to run the CIBC banking centers and call center agents. The Bank will provide content and materials for the banking system training, to be delivered by FSI in the same session. These sessions are geared toward assisting banking center personnel in understanding the unique challenges and opportunities of an in-store location and methods to capitalize on those opportunities. These sessions will be completed on site in Orlando. For efficiency, CIBC and FSI may choose to schedule regular In-Store Sales Training sessions every two weeks. As employees are hired, they will be scheduled for sales training. Outlines of the Executive Planning Session and In-Store Sales Training are attached.

         After the initial training sessions, FSI will conduct follow up sessions on request and quarterly program reviews.

         CIBC banking centers will also receive FSI's bi-weekly in-store sales motivation letter and be given on-going consulting support via FSI's toll free support line or Email. CIBC will also receive one complimentary registration per banking center to the FSI Annual Membership Meeting.

                   INITIAL EXECUTIVE PLANNING SESSION FOR CIBC


Supermarket Banking:  The Future is Now
Partners:  Banker and Grocer
Getting Off on the Right Foot

HUMAN RESOURCES
Key Positions and  Characteristics  of a Banking Center
The Banking Center Staff WHERE DO YOU FIND THEM?
Key  Characteristics  for a Banking Center  Employee
The Banking Center Staff LOOKING  OUTSIDE THE BANK
Job  Description  (Banking Center Sales Manager)
Job  Description  (Banking  Center  Assistant  Sales Manager)
Job Description (Banking Center Customer Service Representative)
Staffing:  Finding the Proper Size
Sample Interview  Questions
Employee  Compensation and Incentive Pay
Sample Incentive Programs

TRAINING
Training the Banking Center Staff
Banking Center Training Schedule
In-Store Sales  Training:  Key Subjects

GRAND OPENING
Coming Soon!  GETTING OFF TO A HEAD START
News Release
The Grocery Store's Grand Opening:  Maximizing  Impact
Your "Soft" Opening:  PURPOSE,  FOCUS,  AND GOALS
A Soft-Opening Promotion
Your Grand Opening:  PURPOSE,  FOCUS, AND GOALS
The Grand Opening:  Preparations
A Grand Opening  Promotion THE TREASURE  CHEST  PROMOTION
Pre, Soft, & Grand Opening Checklist
Grand Opening Supplies

MARKETING
Rethinking Marketing
Defining the Target Market of The Banking Center
Learning the Market SUPERMARKET  CUSTOMER  PATTERNS
In-Store Personal Selling
The Coffee Table as a Selling  Center
Balloons:   MORE  THAN  JUST  HOT  AIR
Public  Address  System Announcements
PA Announcement  Samples
In-Store Signs
Building a Customer Data Base

                   CIBC/FSI IN-STORE SALES TRAINING PROTOTYPE


KEY SUBJECTS
Supermarket Banking:  The Future is Now
Partners:  Banker and Grocer
It's No Place Like Home
With Challenges Come Opportunities
Forming A Team
Understanding "Selling"
First Things First
Defining the Target Market
Learning the Market
Rethinking Marketing
The Marketing "Arsenal"
In-Store Personal Selling
Public  Address   System   Announcements
Creating  and  Making   Effective  PA Announcements
In-Store Signs
The Coffee Table as a Selling Center
Promotions and Giveaways
Promotional Ideas
The Grocery Cart Challenge
Building a Customer Data Base
You Can't Control What You Don't Measure
Time Management
It's Time to Start